Exhibit 99.1

News

WJ Communications Receives NASDAQ Notification Related to Minimum Bid Price

SAN JOSE, Calif. — December 26, 2007 — WJ Communications, Inc. (Nasdaq: WJCI), a leading designer and supplier of radio frequency (RF) solutions for the wireless infrastructure and radio frequency identification (RFID) reader markets, today announced it has received a notice from the NASDAQ Stock Market stating that for the last 30 consecutive business days, the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(a)(5) (“the Rule”).

The notice has no effect on the listing of WJ Communication’s common stock at this time, and the Company’s common stock will continue to trade on the NASDAQ Global Market under the symbol “WJCI”.

In accordance with Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days, or until June 17, 2008, to regain compliance.  In order to regain compliance, the bid price of the Company’s common stock must close at or above $1.00 per share for a minimum of 10 consecutive business days.

If compliance with “the Rule” is not regained by June 17, 2008, the notice indicates the Company will receive a written notification from NASDAQ that its securities will be delisted.  At that time, WJ may appeal that determination to a Listing Qualifications Panel, or alternatively, may apply to transfer its securities to the NASDAQ Capital Market if it satisfies the requirements for inclusion set forth in Marketplace Rule 4310(c), other than the Minimum Bid Price Rule.  If the application is approved, the Company will be afforded the remainder of the NASDAQ Capital Market’s second 180 calendar day compliance period to regain compliance with the Minimum Bid Price Rule while on the NASDAQ Capital Market.

The Company continues to assess opportunities to maximize shareholder value, including the previously announced engagement of Thomas Weisel Partners, LLC to evaluate strategic alternatives.

Forward-Looking Statements

This release contains a forward-looking statement as to a certain Company action and goal. This forward-looking statement and others made by the Company are not historical facts but rather are based on current expectations and our beliefs. Words such as “may,” “will,” “expects,” “intends,” “plans,” “believes,” “seeks,” “could” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ materially from these forward-looking statements as a result of a number of factors, including, but not limited to, the ability to maintain its listing on the NASDAQ Global Market by regaining compliance with Market Place Rule 4450(a)(5) on or before June 17, 2008, the results of the Company’s current evaluation of strategic alternatives and the success of any action taken as a result of that evaluation, the future success of our current business model and the risk factors contained in the Company’s Form 10-K for year ended 2006, Form 10-Q, and such other factors as described from time to time in the Company’s filings with the Securities & Exchange Commission, which are available on the SEC Web site at www.sec.gov. Readers of this release are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release.

About WJ Communications

WJ Communications, Inc. is a leading provider of radio frequency (RF) solutions serving multiple markets targeting wireless communications, RF identification (RFID), and WiMax. WJ addresses the RF challenges in these multiple markets with its highly reliable amplifiers, mixers, RF integrated circuits (RFICs), RFID reader modules, chipsets, and multi-chip (MCM) modules. For more information visit www.wj.com.

All trademarks used, referenced, or implicitly contained herein are used in good faith and highlighted to give proper public recognition to their respective owners

Company Contact:	Media Contact	Investor Contact:
R. Gregory Miller	Claudia Lin	Ryan Bright
Chief Financial Officer	Marketing and Public Relations	Shelton Group Investor Relations
WJ Communications	WJ Communications	For WJ Communications
408-577-6200	408-577-6341	972-239-5119 ext. 159
gregory.miller@wj.com	claudia.lin@wj.com	rbright@sheltongroup.com